SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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MKS Instruments, Inc.
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PROXY STATEMENT
VOTING SECURITIES AND VOTES REQUIRED
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE ELECTION OF DIRECTORS
DIRECTORS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
EXECUTIVE OFFICERS
CODE OF ETHICS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPARATIVE STOCK PERFORMANCE
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

MKS INSTRUMENTS, INC.
90 Industrial Way
Wilmington, Massachusetts 01887

March 20, 2006
Dear Shareholder:
      You are cordially invited to attend the Annual Meeting of Shareholders of MKS Instruments, Inc. (“MKS” or the “Company”) to be held on Monday, May 8, 2006, at 10:00 a.m. at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts 01810.
      The enclosed notice of Annual Meeting and proxy statement describe the business to be transacted at the Annual Meeting and provide additional information about the Company that you should know when voting your shares. The principal business at the Annual Meeting will be to elect Class I Directors and ratify the selection of independent auditors for fiscal 2006.
      Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return your Proxy Card promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your Proxy Card.
      On behalf of the Company, I would like to express our appreciation for your continued interest in the Company.

Sincerely,

Leo Berlinghieri
Chief Executive Officer and President

MKS INSTRUMENTS, INC.
90 Industrial Way
Wilmington, Massachusetts 01887

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 8, 2006

To the Shareholders:
      NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders of MKS INSTRUMENTS, INC. (the “Company”), a Massachusetts corporation, will be held on Monday, May 8, 2006 at 10:00 a.m. at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts 01810. At the meeting, shareholders will consider and vote on the following matters:

1. To elect three Class I Directors, each for a three year term; and

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2006.
      The Shareholders will also act on any other business as may properly come before the meeting.
      The Board of Directors has fixed the close of business on March 2, 2006 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof. The stock transfer books of the Company will remain open for the purchase and sale of the Company’s Common Stock.
      A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2005, which contains consolidated financial statements and other information of interest to shareholders, accompanies this Notice and the enclosed Proxy Statement.
      If you would like to attend the Annual Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Annual Meeting a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification. In order to vote your shares at the Annual Meeting, you must obtain from the nominee a proxy issued in your name.

By Order of the Board of Directors,

Richard S. Chute
Secretary
Wilmington, Massachusetts
March 20, 2006

IMPORTANT
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE PROMPTLY SIGN, DATE, AND RETURN THE ENCLOSED PROXY. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. AN ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

MKS INSTRUMENTS, INC.
90 Industrial Way
Wilmington, Massachusetts 01887

PROXY STATEMENT
      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MKS Instruments, Inc. (the “Company” or “MKS”), a Massachusetts corporation, for use at the 2006 Annual Meeting of Shareholders to be held on May 8, 2006, at 10:00 a.m. at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts 01810, and at any adjournment or postponement thereof (the “Annual Meeting”).
      All proxies will be voted in accordance with the shareholders’ instructions. If no choice is specified in the proxy, the shares will be voted in favor of the matters set forth in the accompanying Notice of 2006 Annual Meeting of Shareholders. Any proxy may be revoked by a shareholder at any time before its exercise by delivery of written revocation to the Secretary of the Company. Attendance at the Annual Meeting will not in itself be deemed to revoke a Proxy unless the shareholder gives affirmative notice at the Annual Meeting that the shareholder intends to revoke the proxy and vote in person.
VOTING SECURITIES AND VOTES REQUIRED
      At the close of business on March 2, 2006, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were issued and outstanding and entitled to vote 54,809,526 shares of common stock, no par value per share, of the Company (the “Common Stock”). Each share entitles the record holder to one vote on each matter submitted at the Annual Meeting.
      Under the Company’s Amended and Restated By-Laws (the “By-Laws”), the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to a particular proposal to be voted upon) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.
      The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of Directors. The ratification of PricewaterhouseCoopers LLP (“PwC”) requires the approval of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and voting on the matter.
      Shares held by shareholders who abstain from voting as to a particular matter, and “broker non-votes,” which are shares held in “street name” by banks, brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter. If the shares you own are held in street name by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you.
      THE NOTICE OF ANNUAL MEETING, THIS PROXY STATEMENT AND THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2005 ARE BEING MAILED TO SHAREHOLDERS ON OR ABOUT MARCH 27, 2006. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”), EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO: INVESTOR RELATIONS DEPARTMENT, MKS INSTRUMENTS, INC., 90 INDUSTRIAL WAY, WILMINGTON, MA 01887. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
      The following table sets forth certain information with respect to the beneficial ownership of Common Stock by (i) each current director of the Company; (ii) the executive officers named in the Summary Compensation Table below; (iii) each shareholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes to the table, (i) all information set forth in the table is as of January 31, 2006; and (ii) the address for each director and executive officer of the Company is: c/o MKS Instruments, Inc., 90 Industrial Way, Wilmington, Massachusetts 01887.

			Percentage of
	Number of Shares		Common Stock
Name of Beneficial Owners	Beneficially Owned(1)		Beneficially Owned

Named Executive Officers
John R. Bertucci	9,124,666	(2)	16.73%
Leo Berlinghieri	403,828	(3)	*
Gerald G. Colella	273,290	(4)	*
John A. Smith	140,855	(5)	*
William D. Stewart	315,335	(6)	*
Ronald C. Weigner	390,374	(3)	*
Directors Not Included Above
Robert R. Anderson	101,572	(7)	*
James G. Berges	0		*
Richard S. Chute	67,092	(3)	*
Hans-Jochen Kahl	50,069	(8)	*
Owen W. Robbins	67,092	(3)	*
Louis P. Valente	58,500	(3)	*
Other 5% shareholders
Dimensional Fund Advisors, Inc.	2,801,346	(9)	5.14%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Emerson Electric Co.	9,891,801	(10)	18.14%
8000 West Florissant Avenue
St. Louis, MO 63136
FMR Corp.	6,968,044	(11)	12.78%
82 Devonshire Street
Boston, MA 02109
T. Rowe Price Associates, Inc.	3,311,113	(12)	6.07%
100 East Pratt Street
Baltimore, MD 21202
All directors and officers as a group (15 persons)	11,374,899	(13)	20.09%

*	Represents less than 1% of the outstanding Common Stock.

(1)	The Company believes that each shareholder has sole voting and investment power with respect to the shares listed, except as otherwise noted. The number of shares beneficially owned by each shareholder is determined under rules of the Commission, and the information is not necessarily indicative of ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of January 31, 2006 through the exercise of any stock option or other right. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission by such shareholder of beneficial ownership of those shares of Common Stock.

Shares of Common Stock which an individual or entity has a right to acquire within the 60-day period following January 31, 2006 pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table. Exercisable options include those options that were accelerated by the Company on January 7, 2006.

(2)	Consists of 4,411,580 shares held directly by Mr. Bertucci, 4,546,784 shares held directly by Mr. Bertucci’s wife, 150,000 shares held by a limited partnership and 16,302 shares subject to options exercisable within 60 days of January 31, 2006. Mr. Bertucci disclaims beneficial ownership of 148,587 of the shares held by the limited partnership.

(3)	Consists solely of options exercisable within 60 days of January 31, 2006.

(4)	Consists of 24 shares held directly by Mr. Colella and 273,266 shares subject to options exercisable within 60 days of January 31, 2006.

(5)	Consists of 2,058 shares held directly by Mr. Smith and 138,797 shares subject to options exercisable within 60 days of January 31, 2006.

(6)	Consists of 663 shares held directly by Mr. Stewart and 314,672 shares subject to options exercisable within 60 days of January 31, 2006.

(7)	Consists of 40,000 shares held directly by Mr. Anderson, 11,503 shares held in trust and other accounts and 50,069 shares subject to options exercisable within 60 days of January 31, 2006.

(8)	Consists of 9,374 shares held directly by Mr. Kahl and 40,695 shares subject to options exercisable within 60 days of January 31, 2006.

(9)	Based on information set forth in Schedule 13G filed by Dimensional Fund Advisors, Inc. on February 6, 2006, reporting the above stock ownership as of December 31, 2005, in which Dimensional Fund Advisors, Inc. disclaims beneficial ownership of such securities.

(10)	Includes 1,065,182 shares held directly by Emerson Electric Co. (“Emerson”), 8,463,389 shares held by a wholly-owned subsidiary of Emerson and 363,230 shares held by Emerson Charitable Trust. Emerson disclaims beneficial ownership of the shares held by Emerson Charitable Trust. Excludes an aggregate of 9,124,666 shares held by Mr. Bertucci, Mrs. Bertucci and a limited partnership (the “Bertucci Shares”), which shares are subject to a Voting Agreement with Emerson which requires the holders of the Bertucci Shares to vote such shares in accordance with such agreement in relation to certain board representation matters.

(11)	Based on information set forth in Schedule 13G/ A filed by FMR Corp. with the Commission on February 14, 2006, reporting the above stock ownership as of December 31, 2005.

(12)	Based on information set forth in Schedule 13G/ A filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the Commission on February 14, 2006, reporting the above stock ownership as of December 31, 2005. Price Associates expressly disclaims beneficial ownership of such securities.

(13)	Consists of 9,126,890 outstanding shares beneficially held by such persons, 2,086,506 shares subject to options exercisable within 60 days of January 31, 2006, and an aggregate of 161,503 shares held in a limited partnership and trust as described above.
      To the knowledge of the Company, there are no voting trusts or similar arrangements among any of the foregoing persons or entities with respect to the voting of shares of Common Stock of the Company, except as set forth above.

PROPOSAL ONE
ELECTION OF DIRECTORS
      The By-Laws of the Company provide for a Board of Directors that is divided into three classes. The term of the Class I Directors expires at the 2006 Annual Meeting, the term of the Class II Directors expires at the 2007 Annual Meeting, and the term of the Class III Directors expires at the 2008 Annual Meeting. Leo Berlinghieri, Hans-Jochen Kahl and Louis P. Valente are currently proposed for election to serve as Class I Directors. Each nominee has consented to being named herein, and, if elected, to serve as a director until his successor is duly elected and qualified.
      Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual director will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors expects that each of the nominees named below will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxies will be voted for the election of a substitute nominee to be designated by the Board of Directors.
BOARD RECOMMENDATION
      THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE ELECTION OF LEO BERLINGHIERI, HANS-JOCHEN KAHL AND LOUIS P. VALENTE TO SERVE AS CLASS I DIRECTORS IS IN THE BEST INTERESTS OF MKS AND ITS SHAREHOLDERS AND THEREFORE RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

DIRECTORS
      Set forth below are the names and ages of each member of the Board of Directors (including those who are nominees for election as Class I Directors) and the positions and offices held, principal occupation and business experience during the past five years, the names of other publicly held companies of which the individual serves as a director and the year of commencement of the term as director of MKS. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of January 31, 2006, appears in this proxy statement under the heading “Security Ownership of Certain Beneficial Owners and Management.”

			Class to Which
Name	Age	Position	Director Belongs

John R. Bertucci	65	Director, Executive Chairman	III
Robert R. Anderson(1)(3)	68	Director	III
James G. Berges(2)	58	Director	II
*Leo Berlinghieri	52	Director, Chief Executive Officer and President	I
Richard S. Chute(2)	67	Director, Secretary	II
*Hans-Jochen Kahl(3)	66	Director	I
Owen W. Robbins(1)(2)	76	Director	II
*Louis P. Valente(1)(3)	75	Director	I

(1)	Member of Audit Committee

(2)	Member of Nominating and Corporate Governance Committee

(3)	Member of Compensation Committee

*	Nominee for election at this meeting
      Mr. Bertucci has served as a director of MKS since 1974 and was Chairman of the Board of Directors from November 1995 until July 2005, when he began serving as Executive Chairman. Mr. Bertucci served as Chief Executive Officer of MKS from November 1995 to July 2005 and served as President from 1974 to May 1999 and again from November 2001 to April 2004. From 1970 to 1974, he was Vice President and General Manager of MKS. Mr. Bertucci has an M.S. in Industrial Administration and a B.S. in Metallurgical Engineering from Carnegie-Mellon University. Mr. Bertucci is a member of the Board of Trustees of Carnegie-Mellon University and is Chairman of the Executive Board of The Massachusetts High Technology Council.
      Mr. Anderson has served as a director of MKS since January 2001. Mr. Anderson is a private investor. From October 1998 to October 2000, Mr. Anderson served as Chairman of Yield Dynamics, Inc., a private semiconductor control software company and presently serves as one of its directors. He also served as CEO of Yield Dynamics from October 1998 to April 2000. Mr. Anderson also served as CEO of Silicon Valley Research, Inc., a semiconductor design automation software company, from December 1996 to August 1998 and as Chairman from January 1994 to January 2001. Mr. Anderson currently serves as a director and Chairman of Aviza Technology, Inc., a manufacturer of semiconductor process equipment, and Aehr Test Systems, Inc., a manufacturer of semiconductor test and burn-in equipment. He also serves as a director of two other private companies.
      Mr. Berges has served as a director of MKS since February 2002. Mr. Berges served as President of Emerson Electric Co. from 1999 until November 2005. He is currently a director of PPG Industries, Inc.
      Mr. Berlinghieri has served as a director of MKS and as Chief Executive Officer and President since July 2005. He previously served as President and Chief Operating Officer from April 2004 to July 2005, and as Vice President and Chief Operating Officer from July 2003 until April 2004. From November 1995 to July 2003, he served as Vice President, Global Sales and Service. From 1980 to November 1995, he served in various management positions of MKS, including Manufacturing Manager, Production and Inventory Control Manager, and Director of Customer Support Operations.
      Mr. Chute has served as a director of MKS since 1974. Mr. Chute was a member of the law firm of Hill & Barlow, a Professional Corporation, from 1971 to January 2003, and is currently an attorney in private practice. Mr. Chute serves as a director of two non-profit corporations.
      Mr. Kahl has served as a director of MKS since January 2001. From June 1994 through September 1996, Mr. Kahl served as a consultant to Ebara, a Japanese manufacturer of industrial water pumps and vacuum process equipment for the semiconductor industry. Mr. Kahl was employed by Leybold AG, formerly Leybold-Heraeus GmbH, a leading international manufacturer of vacuum pumps and other vacuum process equipment for the semiconductor industry, from July 1983 to March 1992, where he served as a managing director and was primarily responsible for sales, marketing and strategic planning. From September 1995 to November 2000, he was a director of Applied Science and Technology, Inc. (ASTeX) which was acquired by MKS. Since November 1996, he has served as a director of Solid State Management, a privately held manufacturer of high precision measurement tools.
      Mr. Robbins has served as a director of MKS since February 1996. Mr. Robbins has been an independent investor since July 1997. Mr. Robbins was Executive Vice President of Teradyne, Inc., a manufacturer of electronic test systems and backplane connection systems used in the electronics and telecommunications industries, from March 1992 to May 1997, and its Chief Financial Officer from February 1980 to May 1997. Mr. Robbins is also a director of two privately held companies.
      Mr. Valente has served as a director of MKS since February 1996. Mr. Valente is Chairman of Palomar Medical Technologies, Inc., a company which designs, manufactures and markets cosmetic lasers, since September 1997. He has been a director of Palomar Medical Technologies, Inc. since February 1997 and was its President and Chief Executive Officer from May 1997 to May 2002. Mr. Valente is also a director of Surgilight, Inc., Medical Information Technology, Inc. and a privately held medical company.
Agreements as to Nomination
      Mr. Bertucci’s employment agreement provides that if Mr. Bertucci resigns from his employment, then, subject to applicable law, the Company’s by-laws and articles of organization and the directors’ fiduciary duties, the Board of Directors shall nominate Mr. Bertucci for election as a Class III director and consider Mr. Bertucci for appointment as Chairman of the Board, subject to eligibility requirements.
Director Compensation
      Directors of MKS are reimbursed for expenses incurred in connection with their attendance at Board of Directors and committee meetings. Directors who are not employees of MKS are paid an annual fee of $20,000 and a fee of $2,000 for each Board of Directors meeting they attend. In addition, the Chairman of the Audit Committee is paid $2,500, and the other members of the Audit Committee are paid $1,500, for each meeting of the Audit Committee that they attend. The Chairman of each of the Compensation and Nominating and Corporate Governance Committees is paid $1,500, and the other members of such committees are paid $750, for each meeting of such committees that they attend. Mr. Berges elected not to receive compensation for serving as a director until November 2005, and has received standard director compensation for his services performed thereafter.
      The Second Amended and Restated 1997 Director Stock Option Plan (the “1997 Director Plan”) authorizes the issuance of up to an aggregate of 750,000 shares of Common Stock. The 1997 Director Plan is administered by MKS’s Board of Directors. Options are granted under the 1997 Director Plan only to directors of MKS who are not employees of MKS. Under the 1997 Director Plan, non-employee directors receive an option to purchase 20,000 shares of Common Stock upon their initial election to the Board of Directors. Each initial option vests over a three-year period in 12 equal quarterly installments following the date of grant. On the date of each annual meeting of shareholders, options are automatically granted to each eligible director who has been in office for at least six months prior to the date of the annual meeting of shareholders. Each annual option entitles the holder to purchase 12,000 shares of Common Stock. Each annual option will generally become exercisable on the day prior to the first annual meeting of shareholders following the date of grant, or if no such meeting is held within 13 months after the date of grant, on the 13-month anniversary of the date of grant. The exercise price of all options granted under the 1997 Director Plan is equal to the fair market value of the Common Stock on the date of grant. Options granted under the 1997 Director Plan terminate upon the earlier of (i) 10 years after the grant date and (ii) with respect to options granted prior to May 17, 2000, three months after the optionee ceases to be a director of MKS, or, with respect to options granted on or after May 17, 2000, three years after the optionee ceases to be a director of MKS. In the event of a change in control of MKS, the vesting of all options then outstanding would be accelerated in full and any restrictions on exercising outstanding options would terminate.
      The Company’s 1996 Amended and Restated Director Stock Option Plan (the “1996 Director Plan”), under which options have been granted to, and may still be exercised by, three non-employee directors of MKS, has been terminated, and no further grants may be made under such plan.
      Messrs. Chute, Robbins and Valente have each been granted options to purchase 8,592 shares of Common Stock at a weighted average exercise price of $4.81 per share under the 1996 Director Plan, and options to purchase 70,500 shares of Common Stock at a weighted average exercise price of $21.87 per share under the 1997 Director Plan. Mr. Anderson and Mr. Kahl have each been granted options to purchase 53,250 shares of Common Stock at a weighted average exercise price of $20.50 per share under the 1997 Director Plan.
Board of Directors Meetings and Committees of the Board of Directors
      The Board of Directors has determined that all of the members of the Board, other than Mr. Bertucci and Mr. Berlinghieri, are independent as defined under the rules of the NASDAQ Stock Market.
      The Board of Directors held six meetings in 2005. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board on which he served. Pursuant to a resolution adopted by the Board of Directors, directors are encouraged to attend annual meetings of shareholders. Messrs. Bertucci, Berges, Chute, Kahl, Robbins and Valente attended the 2005 annual meeting of shareholders. Mr. Berlinghieri, who became a director in July 2005, also attended.
      The Board of Directors has established three standing committees — Audit, Compensation, and Nominating and Corporate Governance — each of which operates under a charter that has been approved by the Board. Each committee’s current charter is posted in the Investors link on the Company’s website, www.mksinstruments.com, under the heading Corporate Governance.

Compensation Committee
      The Compensation Committee consists of Messrs. Anderson, Kahl (Chairman) and Valente. The Compensation Committee’s responsibilities include:

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of the Company’s other executive officers;

•	annually reviewing and approving the Company’s management incentive bonus plan;

•	overseeing and administering the Company’s equity incentive plans; and

•	reviewing and making recommendations to the Board of Directors with respect to director compensation.
      The Compensation Committee held two meetings in 2005.

Audit Committee
      The Audit Committee consists of Messrs. Anderson (Chairman), Robbins and Valente. The Audit Committee’s responsibilities include:

•	appointing, approving the fees of, and assessing the independence of, the Company’s independent auditors;

•	overseeing the work of the Company’s independent auditors, including through the receipt and consideration of certain reports from the independent auditors;

•	reviewing and discussing the Company’s annual and quarterly financial statements and related disclosures with management and the independent auditors;

•	coordinating oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing the Company’s internal audit function;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent auditors and management; and

•	preparing the Audit Committee report required by Commission rules (which is included on page 14 of this proxy statement).
      The Audit Committee held twelve meetings in 2005.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee consists of Messrs. Berges, Chute (Chairman) and Robbins. The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board’s committees; and

•	developing and recommending corporate governance principles to the Board of Directors.
      The Nominating and Corporate Governance Committee held three meetings in 2005.
      For information relating to the nomination of directors, see “— Director Candidates” below.
Audit Committee Financial Expert
      The Board of Directors has determined that each of the three members of the Audit Committee is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.
Director Candidates
      The Nominating and Corporate Governance Committee recommended to the Board of Directors that the director nominees be nominated by the Board of Directors for election as Class I directors. The process to be followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board of Directors.
      In considering whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, the Nominating and Corporate Governance Committee applies the criteria attached to the Committee’s charter. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all shareholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.
      Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Company’s Common Stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, in care of Kathleen F. Burke, Esq., General Counsel, MKS Instruments, Inc., 90 Industrial Way, Wilmington, MA 01887. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying the same criteria, as it does in considering other candidates.
      Shareholders also have the right under the Company’s By-Laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board of Directors, by following the procedures set forth under the heading “Deadline for Submission of Shareholder Proposals for the 2007 Annual Meeting” below.
Communications from Shareholders
      The Board of Directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate.
      The Chairman of the Nominating and Corporate Governance Committee, with the assistance of the Company’s General Counsel, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as he considers appropriate.
      Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.
      Shareholders who wish to send communications on any topic to the Board of Directors should address such communications to the Board of Directors in care of Kathleen F. Burke, Esq., General Counsel, MKS Instruments, Inc., 90 Industrial Way, Wilmington, MA 01887.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee (for purposes of this report only, the “Committee”) is comprised of three non-employee directors, Messrs. Anderson, Kahl and Valente. The Committee is responsible for determining the salaries of, establishing bonus programs for, and granting stock options and restricted stock to, the Company’s executive officers.
      The Committee believes that the primary objectives of the Company’s compensation policies are to attract, retain, motivate, and reward a management team that can effectively implement and execute the Company’s strategic business plan and lead the Company in achieving its long-term growth and earnings goals. These compensation policies include an overall management compensation program that: (i) is competitive with management compensation programs at companies of similar size and in a similar industry; (ii) recognizes individual initiative, leadership and achievement; (iii) provides short-term bonus incentives for management to meet the Company’s net income performance goals; and (iv) provides long-term incentive compensation in the form of stock options and restricted stock to encourage management to continue to focus on shareholder return.
      The Committee’s goal is to use compensation policies to closely align the interests of the Company’s management with the interests of shareholders so that the Company’s management has incentives to achieve short-term performance goals while building long-term value for the Company’s shareholders. In establishing base salaries for executive officers, the Committee considers numerous factors such as the executive’s responsibilities, the executive’s importance to the Company, the executive’s performance, historical salary levels of the executive, and the salaries of executives at certain other companies whose business is similar to that of the Company. The Committee will review its compensation policies from time to time in order to determine the reasonableness of the Company’s compensation programs and to take into account factors that are unique to the Company.
      The Company has entered into employment agreements with its executive officers and certain other senior officers of the Company. The Committee believes that the salaries and benefits provided to these senior officers reflect appropriate base salaries and benefits as compared to senior officers of other companies of similar size. These agreements provide for termination for cause as well as termination without cause and for certain severance benefits and restrict the officers’ ability to compete with the Company.
Bonus Plan
      To further provide incentives for management to continue to improve operating results, the Committee oversees the administration of the Management Incentive Bonus Plan (“Bonus Plan”). The amounts to be distributed pursuant to the Bonus Plan are generally determined by the financial results of the Company, and, in some instances, are also partially based on the performance of a particular product group. The Committee believes that the Bonus Plan provides significant incentive to the executive officers of the Company to exceed the Company’s financial goals.
Long-Term Incentive Compensation
      Long-term incentive compensation, in the form of stock options or restricted stock, allows the executive officers to share in any appreciation in the value of the Company’s Common Stock. The Committee believes that equity-based compensation aligns executive officers’ interests with those of the shareholders. In addition, the Committee believes that awarding grants to executive officers helps to balance the short-term focus of annual incentive compensation with a longer term view and may help to retain key executive officers. Moreover, because options and restricted stock granted to executive officers generally become exercisable over a three or four-year period and terminate upon or shortly after the termination of the executive’s employment with the Company, these grants serve as a means of retaining these executives.
      In January 2005, the Committee accelerated the vesting of unvested options awarded to the Company’s employees, including officers, which options had an exercise price of $23.00 or greater. The closing sale price of MKS stock on the NASDAQ National Market on the date of acceleration was $16.03. As a result of this action, options to purchase approximately 1.6 million shares of Common Stock became exercisable on January 7, 2005. Under the recently issued Financial Accounting Standards Board Statement No. 123R, “Share-Based Payment” (“FAS 123R”), the Company will be required to apply the expense recognition provisions under FAS 123R beginning the first quarter of fiscal 2006. The Company believes that accelerating the vesting of the identified stock options will reduce the Company’s compensation charge in periods subsequent to December 31, 2005, when the provisions of FAS 123R are adopted.
      When establishing stock option and restricted stock grant levels, the Committee considers general corporate performance, the Chief Executive Officer’s recommendations, level of seniority and experience, the dilutive impact, previous grants, vesting schedules of outstanding equity-based grants and the current stock price.

      It is the practice of the Company to make an initial equity-based grant to all executive officers at the time they commence employment that is consistent with those granted to executive officers in the industry at similar levels of seniority. In addition, the Committee may also make grants of equity-based compensation throughout the year. In making such grants, the Committee considers individual contributions to the Company’s financial, operational and strategic objectives.
      Senior management also participates in Company-wide employee benefit plans, including the Company’s 401(k) Plan. Benefits under these plans are not dependent upon individual performance.
      In addition, the Company provides supplemental retirement benefits and, in some instances, retiree medical benefits, to certain executive officers and their spouses. The benefits are contingent upon the executive officer remaining employed with the Company until a specified retirement age. The Company believes that these retirement benefits serve as a significant incentive to retain these executives.
Compensation of Chief Executive Officer
      Mr. Berlinghieri’s compensation was based upon a careful analysis of other comparable companies’ Chief Executive Officers’ compensation and Mr. Berlinghieri’s efforts and success in improving the Company’s operating results, establishing strategic goals and objectives for long-term growth of the Company, and advancing the Company in obtaining its strategic goals and objectives.
Section 162(m)
      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for certain compensation in excess of $1.0 million paid to such company’s chief executive officer or any of the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met.
      The Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances under its stock option plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurances that compensation attributable to awards granted under the Company’s stock option plans will be treated as qualified performance-based compensation under Section 162(m). Because the Company’s Bonus Plan is not operated in a manner designed to qualify as performance-based compensation under Section 162(m), it is possible that a portion of any bonus payable to Mr. Berlinghieri and certain other executives under the Bonus Plan will not be deductible for federal income tax purposes. The Committee reserves the right to use its judgment to authorize compensation payments which may be in excess of the Section 162(m) limit when the Committee believes such payments are appropriate, after taking into consideration changing business conditions or the officer’s performance, and are in the best interests of the shareholders.

Hans-Jochen Kahl, Chairman
Robert R. Anderson
Louis P. Valente
Compensation Committee Interlocks and Insider Participation
      In 2005, the Compensation Committee comprised Messrs. Anderson, Kahl and Valente. None of the members were, at any time, officers or employees of MKS or any subsidiary of MKS, and none of them had any relationship with MKS requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No executive officer of MKS serves, or has served, as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity which has one or more executive officers serving as a member of MKS’s Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The Audit Committee of the Company’s Board of Directors is currently composed of three members and acts under a written charter adopted and approved on February 4, 2004. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the NADSAQ Stock Market, and possess the financial sophistication required by such charter and rules. The Audit Committee held twelve meetings during the fiscal year ended December 31, 2005.
      Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors, PwC, are responsible for performing an independent audit of the Company’s financial statements and the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting, financial and internal auditing personnel and the independent auditors, the following:

•	the plan for, and the independent auditors’ report on, audits of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Commission or sent to shareholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	major changes in the Company’s significant accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and internal auditing personnel.
      The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2005, and discussed these financial statements with the Company’s management. Management represented to the Audit Committee that the Company’s financial statements had been prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61 “Communication with Audit Committees,” as amended (SAS 61), with PwC, the Company’s independent auditors. SAS 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.
      The Company’s independent auditors also provided the Audit Committee with written disclosures and a letter required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees.” Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of the other, non-audit related, services to the Company, which are referred to below, is compatible with maintaining such auditors’ independence.

      Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
      By the Audit Committee of the Board of Directors of MKS Instruments, Inc.

Robert R. Anderson, Chairman
Owen W. Robbins
Louis P. Valente

EXECUTIVE OFFICERS
      The following is a brief summary of the background of each executive officer of MKS, other than Mr. Bertucci and Mr. Berlinghieri, whose backgrounds are described under the heading “Directors” above:
Gerald G. Colella, Vice President and Chief Business Officer, Age 49
      Mr. Colella has served as Vice President and Chief Business Officer since April 2005, and served as Vice President, Global Business and Service Operations from October 1997 to April 2005. From March 1996 to October 1997, he served as Director of Materials Planning and Logistics, and from February 1994 to March 1996, he served as Materials Planning and Logistics Manager. Mr. Colella joined MKS in April 1983 as Purchase Contract Administrator. He holds an M.B.A. from Southern New Hampshire University, Manchester, New Hampshire, as well as a B.A. in Secondary Education from the University of Lowell, Lowell, Massachusetts.
Ron Hadar, Vice President and General Manager, CIT Products, Age 44
      Mr. Hadar has served as Vice President and General Manager, CIT Products since September 2004. He served as General Manager of Tenta Products, which later became CIT Products, from April 2002 through September 2004. In 1999, Mr. Hadar co-founded and became CEO of Tenta Technology, Ltd., which MKS acquired in March 2002. Mr. Hadar was employed by Applied Materials Israel from 1993 through 1998, most recently as U.S. Operations Manager of the electronic department. Mr. Hadar has a Project Administration certificate from the Recanati School of Business Administration of Tel Aviv University, an Associate Engineer degree from the Technical College of Tel Aviv University and a Communication Systems Technician certificate from the Israeli Air Force Technical College.
Robert L. Klimm, Vice President and General Manager, Power and Reactive Gas Products Group, Age 55
      Mr. Klimm has served as Vice President and General Manager, Power and Reactive Gas Products Group, since September 2002. Prior to this position, he served as Vice President and General Manager of the ASTeX Products Group from August 2001 to September 2002, and of the Materials Delivery and Analysis Products Group from December 1999 to August 2001. Before joining MKS, Mr. Klimm was Vice President and General Manager of the Factory Automation Division of PRI Automation from 1997 to September 1999. Mr. Klimm has an M.B.A. from the Sloan School at MIT, an M.A. in electrical engineering from Northeastern University and a B.S. in electrical engineering from Lehigh University.
John A. Smith, Vice President and Chief Technology Officer, Age 55
      Dr. Smith has served as Vice President and Chief Technology Officer since January 2005. From December 2002 to January 2005, Dr. Smith served as Vice President of Technology and General Manager of the Instruments and Control Systems Product Group, which comprises Pressure Measurement and Control, Materials Delivery, Gas Composition and Analysis, and Control and Information Technology products. Prior to this position, Dr. Smith served as Vice President and General Manager of Materials Delivery Products and Advanced Process Control, from February 2002 to December 2002. From July 1994 until February 2002, he was Managing Director of MKS Instruments, UK. Ltd. Dr. Smith has a Ph.D. in electronic engineering from the University of Manchester, U.K.
Frank W. Schneider, Vice President and General Manager, Ion Systems, Age 64
      Mr. Schneider has served as Vice President and General Manager, Ion Systems since January 2006. From October 2003 to January 2006, he was President and Chief Executive Officer of Ion Systems, Inc. From January 2002 to February 2003, he was Vice President and General Manager of the RF Power Group for Advanced Power Tech, Inc. and from August 1997 to January 2002, he was President and Chief Executive Officer of GHZ Technology, Inc. Mr. Schneider has an MBA from Northwestern University, Kellogg School of Management, and a BSEE from West Virginia University.

William D. Stewart, Vice President and General Manager, Vacuum Products Group, Age 61
      Mr. Stewart has served as Vice President and General Manager, Vacuum Products Group since November 1997. From October 1986 to November 1997, he was President of HPS Products, which MKS acquired in 1986. Mr. Stewart co-founded HPS in 1976. Mr. Stewart has an M.B.A. from Northwestern University and a B.S. in Business Administration from the University of Colorado. Mr. Stewart also serves on the Board of Directors of the Janus Fund.
Ronald C. Weigner, Vice President and Chief Financial Officer, Age 60
      Mr. Weigner has served as Vice President and Chief Financial Officer of MKS since November 1995. From September 1993 until November 1995, he served as Vice President and Corporate Controller, and from 1980 to 1993, he served as Corporate Controller. Mr. Weigner is a certified public accountant and has a B.S. in Business Administration from Boston University.
      Executive officers of MKS are elected by the Board of Directors on an annual basis and serve until their successors are duly elected and qualified. There are no family relationships among any of the executive officers or directors of MKS.
Executive Compensation
      The following table sets forth information with respect to the compensation of Leo Berlinghieri, MKS’s Chief Executive Officer, John R. Bertucci, who served as Chief Executive Officer until July 2005, and each of the four other most highly compensated executive officers (collectively, the “Named Executive Officers”) in 2005. Data is provided for the years ended December 31, 2005, 2004 and 2003.
Summary Compensation Table

					Long-Term
					Compensation Awards
		Annual Compensation
					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Awards	Options(#)	Compensation(1)

John R. Bertucci	2005	$474,711	$136,901	—	—	—	$6,300
Executive Chairman	2004	$443,154	$351,373	—	—	—	$6,150
(former Chief Executive Officer)	2003	$391,430	$25,438	—	—	965	$6,000
Leo Berlinghieri	2005	$395,583	$113,873	—	37,500	—	—
Chief Executive	2004	$336,023	$216,220	—	—	65,000	—
Officer and President	2003	$233,599	$8,189	—	—	85,857	—
Gerald G. Colella	2005	$281,046	$67,542	—	—	—	$6,300
Vice President and	2004	$244,289	$132,445	—	—	42,000	$6,150
Chief Business Officer	2003	$193,132	$6,797	—	—	35,107	$6,000
John A. Smith	2005	$250,718	$60,254	—	—	—	$5,988
Vice President	2004	$244,325	$132,462	—	—	41,000	$5,033
and Chief Technology Officer	2003	$196,248	$6,904	—	—	24,836	$4,450
William D. Stewart	2005	$234,796	$45,141	—	—	75,000	$6,300
Vice President &	2004	$225,775	$96,775	—	—	36,000	$6,150
General Manager, Vacuum Products Group	2003	$194,541	$6,709	—	—	24,871	$5,851
Ronald C. Weigner	2005	$240,538	$46,097	—	—	—	$6,300
Vice President and	2004	$229,794	$99,960	—	—	36,000	$6,150
Chief Financial Officer	2003	$202,846	$7,080	—	—	24,895	$6,000

(1)	Represents amounts paid by MKS into a 401(k) plan. Other compensation in the form of perquisites and other personal benefits, securities or property has been omitted in those instances where the aggregate amount of such compensation constituted less than the lesser of $50,000 or 10 percent of the total annual salary and bonus for the respective Named Executive Officer for such year.

Stock Option Grants
Option Grants in Fiscal Year 2005

Individual Grants
Potential Realizable Value at
	Number of	% of Total			Assumed Annual Rates of Stock
	Securities	Options	Exercise		Price Appreciation for Option
	Underlying	Granted to	Price Per		Term(3)
	Options	Employees in	Share	Expiration
Name	Granted	Fiscal Year(1)	($/Sh)	Date(2)	5%	10%

John R. Bertucci	—	—	—	—	—	—
Leo Berlinghieri	—	—	—	—	—	—
Gerald G. Colella	—	—	—	—	—	—
John A. Smith	—	—	—	—	—	—
William D. Stewart	37,500 (4)	—	$17.74	2/14/2015	$418,372	$1,060,237
	37,500 (5)	29.24%	$17.74	2/14/2015	$418,372	$1,060,237
Ronald C. Weigner	—	—	—	—	—	—

(1)	In the fiscal year ended December 31, 2005, options to purchase a total of 256,500 shares of Common Stock were granted to employees of MKS, including officers.

(2)	The options are subject to earlier termination upon certain events related to termination of employment.

(3)	The dollar gains under these columns result from calculations discussing hypothetical growth rates as set by the Commission and are not intended to forecast future price appreciation of the Common Stock.

(4)	Options will become exercisable as follows: 25% of the shares become exercisable on the first anniversary of the date of issue. An additional 6.25% of the initial grant of options vests on each successive quarter.

(5)	Vested upon issuance.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Fiscal Year End		at Fiscal Year End(2)
	Acquired on	Value
Name	Exercise(#)	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

John R. Bertucci	13,804	$42,378	16,302	0	$38,446	$0
Leo Berlinghieri	20,000	253,280	394,453	63,750	1,044,493	122,888
Gerald G. Colella	7,000	69,472	268,828	33,813	75,448	83,855
John A. Smith	—	—	157,734	31,563	154,084	83,855
William D. Stewart	—	—	306,234	51,563	79,489	76,472
Ronald C. Weigner	52,200	633,693	386,623	28,125	1,627,716	72,956

(1)	Value realized represents the difference between the closing price per share of Common Stock on the date of exercise and the exercise price per share multiplied by the number of shares acquired upon exercise.

(2)	Total value of “in-the-money” unexercised options is based on the difference between the last sales price of the Company’s Common Stock on the NASDAQ Stock Market on December 30, 2005, the last trading day of the fiscal year 2005 ($17.89 per share) and the exercise price of “in-the-money” options, multiplied by the number of shares subject to such options.
Retirement Benefits
      MKS provides supplemental retirement benefits to certain officers, including Messrs. Berlinghieri, Weigner and Colella. Benefits become fully vested when the officer (i) has 25 years of service with MKS, and (ii) retires at Normal Retirement Age (set forth in the table below), with partial vesting at specified ages prior to Normal Retirement Age, as indicated below. When fully vested, the benefits provide for annual payments equal to 50% of the employee’s final average compensation (defined below) for life, with 50% of such amount payable to his spouse for life after the employee’s death, or a lump sum payment of an aggregate amount calculated in accordance with actuarial tables. Final annual compensation is equal to the average of officer’s three highest years of compensation (salary plus bonus) during the 10 years prior to the officer’s retirement (or other qualifying termination). The benefits listed above are not subject to any deduction for social security or other offset amounts.
      The above-named officers have been credited with the following years of service and have the following Normal Retirement Age pursuant to the supplemental retirement benefits:

			Estimated Annual Benefit
	Years of Service Credited	Normal Retirement Age	Payable upon Retirement at
	(as of 12/31/05)	(fully vested)	Normal Retirement Age(1)

Leo Berlinghieri	25	62(2)	$302,530
Gerald G. Colella	22	62(2)	$204,335
Ronald C. Weigner	25	65(3)	$171,604

(1)	These estimated annual benefits assume that each participant’s salary plus bonus would remain unchanged from his 2005 levels until retirement.

(2)	When fully vested, the amount payable to each of Messrs. Berlinghieri and Colella is equal to 50% of the average of his three years of highest compensation (salary plus bonus) during the 10 years prior to his retirement (or other qualifying termination). At age 61, this benefit becomes 90% vested; and at age 60, this benefit becomes 80% vested.

(3)	When fully vested, the amount payable to Mr. Weigner is equal to 50% of the average of his three years of highest compensation (salary plus bonus) during the 10 years prior to his retirement (or other qualifying termination). At age 64, this benefit becomes 90% vested; at age 63, this benefit becomes 80% vested; at age 62, this benefit becomes 60% vested; at age 61, this benefit becomes 40% vested. Because Mr. Weigner is currently age 60, this benefit is currently 20% vested.
      In addition, the Company provides Mr. Smith a retirement benefit, as described below under “Employment Agreements.”
Certain Relationships and Related Transactions
      Mr. Bertucci, the Executive Chairman and a director of the Company, holds a 50% interest in a partnership that leases space to the Company in Santa Clara, California. In 2005, MKS paid the partnership approximately $95,000 for lease payments. This lease arrangement will be terminated effective March 15, 2006.
      Mr. Chute, a director of MKS and MKS’s secretary, provides legal services to MKS. In 2005, MKS paid him a retainer of $60,000 for these services.
      Mr. Schneider, MKS’s Vice President and General Manager, Ion Systems, was the President and Chief Executive Officer of Ion Systems, Inc., which was acquired by MKS on January 3, 2006. In connection with the acquisition, Mr. Schneider was entitled to receive payment out of the purchase price proceeds for a management incentive bonus arrangement that was in effect between him and Ion Systems, Inc. and for his stock options. Accordingly, he received $1,269,414 at the closing, and is entitled to receive up to an additional $1,751,136, payable out of escrow accounts, subject to certain indemnification obligations and employment conditions.
      Mr. Stewart, MKS’s Vice President and General Manager of the Vacuum Products Group, is the general partner of Aspen Industrial Park Partnership, LLLP and 5330 Sterling Drive LLC (collectively, “Aspen”). MKS leases from Aspen certain facilities occupied by MKS’s Vacuum Products Group in Boulder, Colorado. MKS paid Aspen approximately $835,000 in 2005 to lease such facilities.

      Emerson Electric Co. is the beneficial owner of approximately 18% of the outstanding shares of Common Stock. During 2005, MKS purchased materials and administrative services from Emerson and its subsidiaries totaling approximately $800,000.
Equity Compensation Plan Information
      The following table provides information about the securities authorized for issuance under MKS’s equity compensation plans as of December 31, 2005:

		Weighted-Average	Number of Securities
		Exercise Price of	Remaining Available for
	Number of Securities to	Outstanding	Future Issuance Under
	be Issued Upon Exercise	Options,	Equity Compensation Plans
	of Outstanding Options,	Warrants and	(Excluding Securities
Plan Category	Warrants and Rights(1)	Rights	Reflected in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	9,459,271	$20.36	3,745,998	(2)(3)
Equity compensation plans not approved by security holders	—	—	—

Total	9,459,271	$20.36	3,745,998	(2)(3)

(1)	Excludes an aggregate of 58,281 shares issuable upon exercise of outstanding options assumed by the Company in connection with an acquisition. The weighted average exercise price of the excluded options is $32.45.

(2)	Securities available for future issuance under the 2004 Stock Incentive Plan increase on January 1 of each year by 5% of the issued and outstanding shares as of December 31 of the prior year up to the amount authorized by the shareholders.

(3)	Includes 592,087 shares issuable under the Company’s Second Restated 1999 Employee Stock Purchase Plan and 138,456 shares issuable under the Company’s Restated International Employee Stock Purchase Plan as of December 31, 2005.
Employment Agreements
      MKS has entered into employment agreements with each of Messrs. Bertucci, Berlinghieri, Colella, Smith, Stewart and Weigner. The terms of such employment agreements are included in the summary below.
      Each agreement sets the base salary for each employee which is reviewed annually. Each employee is also entitled to standard benefits, including participation in a profit sharing and retirement savings plan, vacation days, insurance and medical/dental insurance.

Term and Termination
      Mr. Bertucci’s agreement provides that if Mr. Bertucci resigns from his employment, then, subject to applicable law, the Company’s by-laws and articles of organization and the directors’ fiduciary duties, the Board of Directors shall nominate Mr. Bertucci for election as a Class III director and consider Mr. Bertucci for appointment as Chairman of the Board, subject to eligibility requirements. Mr. Bertucci’s employment term shall continue until terminated by either party, or by death or disability. If Mr. Bertucci’s employment is terminated by the Company without “cause” (as defined in the agreement), or by Mr. Bertucci for “good reason,” Mr. Bertucci shall continue to receive salary and bonus for 36 months after the date of such termination (which payments shall be in a lump sum and grossed up for applicable taxes if such termination occurs within 2 years of a change in control of the Company), and additional employment benefits for his lifetime. If Mr. Bertucci otherwise terminates his employment, in exchange for his agreement to provide consulting services for the Company, he shall continue to receive salary and bonus for 18 months after the date of such termination and additional employment benefits for his lifetime. All such termination payments shall be grossed up to cover any applicable excise tax. Mr. Bertucci and his spouse are also eligible to receive retiree medical for their lifetimes, upon meeting specified criteria. Retiree medical benefits are not available if Mr. Bertucci is terminated by the Company for “cause.”
      All of the other employees’ employment terms are month to month, with termination upon death, disability, or at the election of MKS if the employee fails to perform his duties or commits any act not in MKS’s best interest.
      With respect to Mr. Berlinghieri, if his employment is terminated by the Company (other than for failure or refusal to perform his obligations, commitment of acts not in the Company’s interest, commission of a felony or willful misconduct), Mr. Berlinghieri shall continue to receive salary and certain benefits for 12 months after the date of such termination; and, if Mr. Berlinghieri’s employment is terminated by the Company without “cause” or by Mr. Berlinghieri for “good reason” (each as defined in the agreement), within two years after a change in control of the Company, and certain other criteria are met, Mr. Berlinghieri shall continue to receive salary and certain benefits for 36 months after the date of such termination.

Non-Competition and Non-Solicitation
      Each of the employment agreements contains a non-competition provision. With respect to Messrs. Colella, Smith, Stewart and Weigner, such employees may not during the term of their employment and for the period of one year after termination of employment (or, in the case of Messrs. Stewart and Weigner, two years if employment was terminated by such employee other than for good reason (as defined in the agreement)):

•	engage in any competitive business or activity;

•	work for, employ, become a partner with, or cause to be employed, any employee, officer or agent of MKS;

•	give, sell or lease any competitive services or goods to any customer of MKS; or

•	have any material financial interest in or be a director, officer, partner, employee or consultant to or exceed specified shareholding limitations in, any competitor of MKS.
      With respect to Mr. Berlinghieri’s agreement, during the term of employment and for a period of one year thereafter (or two years, if employment was terminated by Mr. Berlinghieri other than for “good reason”), Mr. Berlinghieri may not (i) engage in any competitive business or activity, (ii) work for or become a partner with any employee, officer or agent of the Company, or (iii) have any financial interest in or be a director, officer, 1% shareholder, partner, employee or consultant to any competitor of the Company.
      With respect to Mr. Bertucci’s agreement, during the term of employment and for a period of one year thereafter (or two years, if employment was terminated by Mr. Bertucci other than for “good reason”, as defined in the agreement), Mr. Bertucci may not (i) manage or participate in a competing business or (ii) maintain an ownership of more than 1% in any competing business.
      All of the employment agreements contain non-solicitation provisions. During the term of employment and for a period of two years after termination of employment (one year for Messrs. Colella and Smith, and one to two years for Mr. Bertucci), the employees may not (i) solicit any customer to become a customer, distributor or supplier of any other person or entity or to cease doing business with the Company or (ii) solicit or hire any employee or agent of the Company to terminate such person’s employment or engagement with the Company or to work for a third party.

Supplemental Retirement Benefits
      The employment agreements for each of Messrs. Berlinghieri, Weigner and Colella provide for supplemental retirement benefits. The benefits:

•	vest upon the employee reaching both (i) specified ages and (ii) 25 years of service with the Company, in each case while employed with the Company, or upon the employee’s earlier death, disability, termination without cause (as defined in the agreement) or a qualifying termination in connection with a change in control (as defined in the agreement);

•	are forfeited in the event of termination for cause; and

•	provide for, upon retirement in accordance with the terms of the plan, annual payments equal to 50% of the employee’s final average pay (as defined in the agreement) for life, with 50% of such amount payable to his spouse for life after the employee’s death, or a lump sum payment of such aggregate amount, in accordance with actuarial tables.
      Mr. Smith’s agreement provides for supplemental retirement benefits. These benefits:

•	vest upon his reaching specified ages while employed with the Company, or upon his earlier death, disability, termination without cause (as defined in the agreement) or a qualifying termination in connection with a change in control (as defined in the agreement);

•	are forfeited in the event of termination for cause or upon Mr. Smith’s voluntary termination for any reason other than retirement;

•	provide for a payment to Mr. Smith, upon his retirement in accordance with the terms of his agreement, of an amount equal to the aggregate of 15% of Mr. Smith’s annual compensation for each year during the period beginning 2004 until termination of employment, as if such amount were invested in investment instruments previously specified by Mr. Smith; and

•	provide that the Company may make additional discretionary contributions to Mr. Smith’s retirement plan, and Mr. Smith may contribute up to 25% of his current salary and up to 100% of his bonus to the retirement plan.
      In addition, the Company also provides retiree medical benefits to Messrs. Weigner and Stewart and their respective spouses, for their lifetimes, upon meeting specified criteria. Retiree medical benefits are not available if the employee terminates his employment with the Company prior to age 62 (unless such termination is for good reason, as defined in the employment agreement) or is terminated by the Company for cause. Upon receipt of the benefits, Messrs. Weigner and Stewart will each be responsible for paying $1,500 in costs annually, and, until they reach age 65, an additional portion of the costs.

Management Incentive Bonus Plan
      In addition to the rights set forth in the employment agreements, each of the employees described above is entitled, under the Company’s Management Incentive Bonus Plan, to a bonus equal to a specified percentage of his base salary, ranging from 75% for Mr. Berlinghieri, to 40% for other participants. The amounts to be distributed pursuant to the plan are generally determined by the pro-forma pre-tax earnings per share target for the Company, and in some instances, are also partially based on the performance of a particular product group.

CODE OF ETHICS
      Pursuant to Section 406 of the Sarbanes Oxley Act of 2002, MKS has adopted a written code of business conduct and ethics that applies to all of the Company’s directors, officers and employees (including the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), which is posted in the Investors link on the Company’s website, www.mksinstruments.com, under the heading Corporate Governance. MKS intends to disclose any amendments to, or waivers from, the Company’s code of business conduct and ethics on MKS’s website.
SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act (“Section 16(a)”) requires executive officers, directors, and shareholders who beneficially own more than ten percent (10%) of the Company’s stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the Commission and any national securities exchange on which the Company’s securities are registered. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by the Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file.
      Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, pursuant to Item 405 of Regulation S-K, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) shareholders were complied with, except that Mr. Stewart failed to timely report a grant of an option to purchase 37,500 shares of Common Stock on his Form 4 that was filed on February 16, 2005. This grant was subsequently reported on an amendment to the original filing.

COMPARATIVE STOCK PERFORMANCE
      The following graph compares the cumulative total shareholder return (assuming reinvestment of dividends) from investing $100 on December 31, 2000, and plotted at the last trading day of each of the fiscal years ended December 31, 2001, 2002, 2003, 2004 and 2005, in each of (i) the Company’s Common Stock; (ii) a Peer Group Index of semiconductor equipment/material manufacturers (the “Hemscott Industry Group”, which index was formerly known as the Coredata Group Index), compiled by Hemscott, Inc. (“Hemscott”); and (iii) the NASDAQ Market Index of companies (the “NASDAQ Market Index”). The graph was compiled by Hemscott. The stock price performance on the graph below is not necessarily indicative of future price performance. The Company’s Common Stock is listed on the NASDAQ National Market under the ticker symbol “MKSI.”
Performance Graph
COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUPS,
INDUSTRY INDEXES AND/OR BROAD MARKETS

	2001	2002	2003	2004	2005

MKS Instruments, Inc.	$174.39	$106.00	$187.10	$119.68	$115.42
Hemscott Group Index	$109.48	$65.50	$118.84	$93.26	$98.06
NASDAQ Market Index	$79.71	$55.60	$83.60	$90.63	$92.62

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      On February 2, 2006, the Audit Committee appointed PwC as the Company’s independent auditors for the fiscal year ending December 31, 2006. PwC was the Company’s independent auditors for the fiscal year ended December 31, 2005.
      Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders. In the event that the ratification of the appointment of PwC as the independent auditors for the Company is not obtained at the Annual Meeting, the Board of Directors will reconsider its appointment.
      THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006 IS IN THE BEST INTERESTS OF MKS AND ITS SHAREHOLDERS AND THEREFORE RECOMMENDS A VOTE “FOR” THIS PROPOSAL.
OTHER MATTERS
      The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.
      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      For the years ended December 31, 2005 and 2004, aggregate fees for professional services rendered by the Company’s independent auditors, PwC, in the following categories were as follows:

	2005	2004(1)

Audit Fees	$2,054,400	$2,309,000
Audit-Related Fees	—	67,000
Tax Fees	456,820	391,174
All Other Fees	4,200	—

Total	$2,515,420	$2,767,174

(1)	2004 Tax Fees and Total have been adjusted from previously disclosed amounts to include fees incurred in 2004 which were paid in 2005.
     Audit Fees for the years ended December 31, 2005 and 2004 were for professional services provided for the audit of the Company’s consolidated financial statements and of the Company’s internal control over financial reporting, statutory and subsidiary audits, consents and assistance with review of documents filed with the Commission.
      Audit-Related Fees for the year ended December 31, 2004 were for advice related to accounting and reporting standards.

      Tax Fees for the year ended December 31, 2005 were for services related to tax compliance, including the preparation of tax returns; and tax planning and tax advice, including assistance with acquisitions, mergers and foreign operations. Tax Fees for the year ended December 31, 2004 were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with acquisitions, foreign sales and foreign subsidiaries.
      All Other Fees for the year ended December 31, 2005 were for research software and a study on fringe related costs.
      In 2005, $2,700 (or 0.1% of total 2005 fees) of all Other Fees were provided under the de minimis exception to the audit committee pre-approval requirements. In 2004, no fees were provided under the de-minimus exception.

Pre-Approval Policy and Procedures
      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditors. This policy generally provides that the Company will not engage its independent auditors to provide audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
      From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of service to be provided and is also generally subject to a maximum dollar amount.
      The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditors. Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.
      The Audit Committee has considered and determined that the provision of the non-audit services noted in the foregoing table is compatible with maintaining PwC’s independence.
DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR THE 2007 ANNUAL MEETING
      Proposals of shareholders intended to be presented at the 2007 Annual Meeting of Shareholders must be received by the Company at its principal office in Wilmington, Massachusetts not later than November 21, 2006, for inclusion in the proxy statement for that meeting.
      In addition, the Company’s By-Laws (which are on file with the Commission) require that MKS be given advance notice of matters that shareholders wish to present for action at an Annual Meeting of shareholders (other than matters included in MKS’s proxy statement in accordance with Rule 14a-8 of the Exchange Act). The required written notice must be delivered to the Secretary of the Company at the principal offices of the Company at least 60 days prior to the Annual Meeting, but no more than 90 days prior to such meeting or it will be considered untimely. However, if less than 40 days notice of the Annual Meeting is provided to the shareholders, the written notice of the shareholder must be received by the Secretary of the Company no later than 10 days after the notice of the Annual Meeting was mailed or publicly disclosed. The advance notice provisions of the Company’s By-Laws contain the requirements of the written notice of shareholders and supersede the notice requirement contained in Rule 14a-4(c)(1) under the Exchange Act.
IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS
      Some banks, brokers and other nominee record holders are already “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: MKS Instruments, Inc., 90 Industrial Way, Wilmington, Massachusetts 01887, (978) 284-4000, Attn: Investor Relations. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

By Order of the Board of Directors

Richard S. Chute
Secretary
March 20, 2006
      THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A
ANNUAL MEETING OF SHAREHOLDERS OF
MKS INSTRUMENTS, INC.
MAY 8, 2006
Please detach and mail in the envelope provided.

MKS INSTRUMENTS, INC.
2006 ANNUAL MEETING OF SHAREHOLDERS
MAY 8, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder of MKS Instruments, Inc., a Massachusetts corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 20, 2006, and hereby appoints Leo Berlinghieri, Richard S. Chute and Ronald C. Weigner, and each of them acting singly, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Shareholders of the Company to be held on May 8, 2006, at 10:00 a.m. at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts 01810, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon any other matters which may properly come before the meeting.
This proxy, when properly executed, will be voted as directed on the reverse side, or, if no contrary direction is indicated, will be voted FOR the election of the three (3) nominees listed on the reverse side as Class I Directors of the Company, FOR proposal 2 and as said proxies deem advisable on such matters as may properly come before the meeting.

Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

MKS INSTRUMENTS, INC.
PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
Vote on Directors
1.	To elect three (3) Class I Directors for a term of three (3) years.
Nominees:
01)  Leo Berlinghieri
02)  Hans-Jochen Kahl
03)  Louis P. Valente

☐  FOR ALL
☐  WITHHOLD FOR ALL
☐  FOR ALL EXCEPT
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee’s number on the line below.

Vote on Proposals
2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2006.

FOR	AGAINST	ABSTAIN
☐	☐	☐
TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.
NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
For address changes and/or comments, please check this box and write them on the back where indicated.      ☐
Please indicate if you plan to attend this meeting.      ☐  Yes       No  ☐

Signature [PLEASE SIGN WITHIN BOX]	Date:

Signature (Joint Owners)	Date: